Registration No.
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                               ____________


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                               ____________

                          THE CERPLEX GROUP, INC.
          (Exact name of Registrant as specified in its charter)
Delaware                                                         75-1539534
(State or other                                            (I.R.S. employer
jurisdiction of                                      identification number)
incorporation or
organization)
                          9477 Waples Street, Suite 150
                           San Diego, California 92121
           (Address of Principal Executive Offices)   (Zip Code)
                               ____________

           CERPLEX, INC. - RESTATED 1993 STOCK OPTION PLAN

                         (Full title of the Plan)
                               ____________

                             George L. McTavish
                   Chairman and Chief Executive Officer
                             1382 Bell Avenue
                         Tustin, California 92780
                  (Name and address of agent for service)

                              (714) 258-5301
       (Telephone number, including area code, of agent for service)
                               ____________

                                Copies to:
                        OTHON A. PROUNIS, ESQ.
               Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, N. Y. 10111

                      CALCULATION OF REGISTRATION FEE
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
                                   Proposed    Proposed
                                   maximum     maximum
                    Amount         offering    aggregate    Amount of
Title of securities to be          price per   offering     registration
to be registered    registered     share<F1>   price<F1>    fee
__________________________________________________________________________

Common Stock,
$.03 par value      996,279 shs.   $0.36     $358,660.44    $105.80
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[FN]
<F1> Calculated pursuant to Rule 457(h) upon the basis of the price at which the options may be exercised.

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
<PAGE #>                     EXPLANATORY NOTE
                             ________________

          This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act"), to register 996,279 shares of common stock, $.03 par value ("Common Stock"), of The Cerplex Group, Inc. (the "Registrant"), formerly known as Aurora Electronics, Inc., which may be issued under stock options previously granted by Cerplex Inc. ("Cerplex"), formerly known as The Cerplex Group, Inc., pursuant to the Plan, the obligations of which were assumed by the Registrant pursuant to the merger of the Registrant's wholly owned subsidiary Holly Acquisition Corp. ("Holly") with and into Cerplex, all in accordance with Section 7.08 of the Merger Agreement dated January 30, 1998 Between the Registrant, Holly and Cerplex.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 as filed on May 12, 1998.

          2. Definitive Joint Proxy Statement filed on March 26, 1998 by the Registrant on Form 14A (001-08456).

          3. The Registrant's Annual Report filed on Form 10-K405 for the year ended September 30, 1997 as filed on January 13, 1998.

          4.  Cerplex, Inc.'s Restated 1993 Stock Option Plan filed as
Exhibit 10.9 to the Quarterly Report on Form 10-Q (000-23602) for the quarterly period ended September 29, 1996 as filed on November 13, 1996.

          5. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 14, 1983, including any amendment or report filed for updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorpo-rated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

          See Paragraph 2 of Item 3 of Part II of this Registration
Statement.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Restated Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty, as directors, except for liability for any breach of directors' duty of loyalty to the Registrant or its stockholders, or acts or omissions not in good faith or which involve intentional misconduct or violation of law under Section 174 of the Dela-ware General Corporation Law, or any transaction from which a director derived an improper personal benefit. This provision of Registrant's Restated Certificate of Incorporation is consistent with the Delaware General Corporation Law, which permits Delaware corporations to include in their certificates of incorporation a provision limiting directors' liability for monetary damages for certain breaches of their fiduciary duties as directors.

          The Registrant's By-laws provide for indemnification of officers, directors and employees of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. Under the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and that the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Registrant.

     The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the Delaware General Corporation Law,
Article VI of the Company's By-laws, Article IX of the Company's By-laws,
Article IX of the Company's Restated Certificate of Incorporation, as amended, and the above-mentioned agreements with each of the Company's directors, as applicable.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.

Exhibit
Number         Description
_______        ___________


5. Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered.

23.1. Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5).

23.2.     Consent of Arthur Andersen LLP.

23.3.     Consent of KPMG Peat Marwick LLP.

24.       Powers of Attorney (included in Part II of this Registration
          Statement).

<PAGE #>                        SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 26th DAY OF JUNE 1998.

                                   THE CERPLEX GROUP, INC.



                                By /s/ George L. McTavish
                                   __________________________________
                                   George L. McTavish
                                   Chairman and Chief Executive Officer

          Each person whose signature appears below hereby constitutes and appoints George L. McTavish his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

      Signatures            Title                           Date
      __________            _____                           ____



/s/ Jim C. Cowart           Director                   July 28, 1998
_______________________
    Jim C. Cowart

/s/ Harvey B. Cash          Director                   July 28, 1998
_______________________
    Harvey B. Cash


/s/ David A. Lahar          Director                   July 28, 1998
_______________________
    David A. Lahar

/s/ Thomas E. McInerney     Director                   July 28, 1998
_______________________
    Thomas E. McInerney

/s/ Richard H. Stowe        Director                   July 28, 1998
_______________________
    Richard H. Stowe

<PAGE #>                       EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
_______                       ___________


5. Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered.

23.1. Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5).

23.2.     Consent of Arthur Andersen LLP.

23.3.     Consent of KPMG Peat Marwick LLP.

24.       Powers of Attorney (included in Part II of this Registration
          Statement).

<PAGE #>                                                          Exhibit 5